Exhibit 99.1

PURE Bioscience, Inc. Announces Leadership Promotions

El CAJON, CA – PURE Bioscience, Inc. (OTCQB: PURE) (“PURE” or the “Company”), creator of the patented non-toxic silver dihydrogen citrate (SDC) antimicrobial, today announced that the Company has appointed Jeff Kitchell as President, in addition to his ongoing responsibilities as Corporate Secretary, and Dolana Blount as Vice President of Operations, in addition to her ongoing responsibilities as Vice President of Regulatory Affairs, in each case, effective as of November 17, 2025. Robert Bartlett will continue in his role as a Board Member and Chief Executive Officer, but will step down as President. The decision to separate the President and CEO roles allows Mr. Bartlett to devote his attention more exclusively to his responsibilities as CEO.

Mr. Kitchell brings more than 24 years of experience with PURE, having served in multiple leadership roles, including most recently as Vice President of Operations. His deep operational expertise and long-standing dedication to the Company position him well to guide PURE’s next phase of execution and strategic development.

Ms. Blount, a 27-year veteran of the Company, has held numerous leadership positions and played a significant role in the Company’s intellectual property and product development. Her expanded responsibilities reflect her strong operational capabilities and continued leadership across critical areas of the business.

“These leadership appointments reinforce PURE’s commitment to fostering strong internal talent,” said Mr. Bartlett. “Mr. Kitchell’s proven track record has been instrumental in advancing our new vision and ongoing business transformation. Ms. Blount’s insight, dedication, and unwavering commitment to our mission have been vital to guiding the Company through its evolution. Their leadership will continue to support PURE’s focus on innovation, operational excellence, and long-term growth.”

About PURE Bioscience, Inc.

PURE is committed to redefining chemical safety through its innovative technology. With a focus on efficacy and effectiveness, PURE develops advanced solutions that meet the highest safety standards and produce best-in-class results for its consumers and distributors. PURE continues to focus on developing and commercializing its proprietary antimicrobial products, primarily in the food and beverage industry. PURE provides solutions to combat the health and environmental challenges posed by pathogens and ensure hygienic control. PURE’s technology platform is based on patented, stabilized ionic silver, and its products contain silver dihydrogen citrate, better known as SDC. This broad-spectrum, non-toxic antimicrobial agent formulates well with other compounds. As a platform technology, SDC distinguishes itself from existing products in the marketplace by its superior efficacy, reduced toxicity, and its ability to mitigate bacterial resistance. Additional information on PURE is available at www.purebio.com.

Forward-looking Statements: Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Statements in this press release, including quotes from management, concerning the Company’s leadership and any other statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters, are “forward-looking statements.” Forward-looking statements inherently involve risks and uncertainties that could cause our actual results to differ materially from any forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission, including its Form 10-K for the fiscal year ended July 31, 2025. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this press release, except as required by law.

Contact:

Jeff Kitchell, President and Corporate Secretary

PURE Bioscience, Inc.

Phone: 619-596-8600